Exhibit 10.18
VerifyMe, Inc.
75 S. Clinton Ave, Suite 510
Rochester, NY 14604

September 5, 2017

Mr. Howard Goldberg
____________________
____________________

Re:	Compensation Agreement

Dear Mr. Goldberg:

This letter agreement (the “Agreement”) confirms our understanding and agreement through which, in consideration of the securities issued to you under this Agreement, you agree to terminate your prior agreement(the “Prior Agreement”).  As consideration for entering into this Agreement, the Company shall issue you $100,000 of units in its current private placement.  You agree to execute and deliver the investment letter in the form annexed as Exhibit A.  The $100,000 is comprised of the following sums due you:

•	$5,250 per month that you are entitled to for services rendered, and to be rendered useless, for a period of 11 months starting on February 1, 2017;
•	$10,750 due to Norman Gardner as accrued compensation;
•	one-half of a loan made by ______________, which was valued at $31,500 as of its June 30, 2017 conversion date; and
•	Stock options.

Because you are still required to perform services through the end of the year, 75,075 shares of common stock and 75,075 warrants shall vest on the last day of each month beginning September 2017 through December 2017, subject to your continuing to provide services as a consultant to the Company.

The Prior Agreement is null and void.

Please execute a copy of this Agreement evidencing your intent to be bound.

Sincerely yours,

Patrick White
Chief Executive Officer

__________________
__________________

I hereby agree to the foregoing:

By:

Howard Goldberg

Exhibit A

Form of Investment Letter

See attached.

[Letterhead]

_________________, 2017

Re:	VerifyMe / Stock Issuance

Dear Sirs:

This will confirm my representation to you and my agreement with you in connection with my acquisition of 1,430,000 shares of common stock (the “Common Stock”) of VerifyMe, Inc., a Nevada corporation (the “Company”).

1.          Prior to my acquisition of these Shares, I have reviewed the operations of the Company and in this connection the Company offered me access to the same information concerning it which would be contained in a prospectus meeting the requirements of Section 10 to the Securities Act of 1933 (“Securities Act”), Section 517.061(11)(a)3 of the Florida Securities and Investor Protection Act (“Florida Act”) and Rule 3E-500.05 thereunder, and other applicable state securities laws.  In connection therewith, I furnished you with information, upon which you have relied, in support of my advice to you that I am a substantial investor and able to bear the risk of the loss of my entire investment.  In addition, I have the knowledge and experience in business matters so that I am capable of evaluating the merits and risks involved with my acquisition of the Shares.  Alternatively, in making such acquisition I relied upon the advice of ____________ as to the appropriateness of such investment and such person has the knowledge and experience in business matters so as to be capable of evaluating the merits and risks involved with the acquisition of the Shares.

2.          I have acquired the Shares for my own account.  You have advised me that the transfer of the Shares to me will not be registered under the Securities Act, and applicable state securities laws, and that in not registering the Shares you have relied upon my representations to you set forth in this letter.  The Shares were acquired by me for my own account for investment and not with a view to, or for resale in connection with, the distribution thereof.  I have no present intention of reselling or distributing them after any period of time.  I do not have any contract, undertaking, agreement or arrangement with any person to sell or transfer to such persons or to any third person any of the Shares.  My acquisition of the Shares for investment is consistent with my financial needs.

3.          I shall make no disposition at any time of any of the Shares in contravention of the provisions of the Securities Act and applicable state securities laws.

September 5, 2017

4.          I shall make no disposition of any of the Shares unless and until (i) notice of the proposed disposition shall have been given to the Company and (ii) the Company shall have received the written opinion of its counsel to the effect that (a) the proposed disposition will not be in contravention of any of the registration provisions of the Securities Act and applicable state securities laws or (b) appropriate action necessary for compliance with the registration provisions of the Securities Act and  applicable state securities laws has been taken.

5.          I hereby authorize the Company to imprint an appropriate restrictive legend on the certificates representing the Shares acquired by me.

6.          [Please initial one]   I represent to the Company that I am ______am not_____an accredited investor for one of the reasons on the attached Exhibit A.

Sincerely yours,

[Print Name]

EXHIBIT A